CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 20, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of the T. Rowe Price Balanced Fund, Inc.,
T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe Price Capital Appreciation Fund, Inc., T. Rowe Price Capital Opportunity Fund, Inc., T. Rowe Price Diversified Small-Cap Growth Fund, Inc., T. Rowe Price Dividend Growth Fund, Inc., T. Rowe Price Equity Income Fund, Inc., T. Rowe Price Financial Services Fund, Inc., T. Rowe Price Growth and Income Fund, Inc., T. Rowe Price Growth Stock Fund, Inc., T. Rowe Price Health Sciences Fund, Inc., T. Rowe Price
Equity Index 500 Fund, T. Rowe Price Extended Equity Market Index Fund and
T. Rowe Price Total Equity Market Index Fund (three of the funds comprising
T. Rowe Price Index Trust Inc.), T. Rowe Price Media and Telecommunications Fund, Inc., T. Rowe Price Mid-Cap Growth Fund, Inc., T. Rowe Price Mid-Cap
Value Fund, Inc., T. Rowe Price New America Growth Fund, T. Rowe Price New Era Fund, Inc., T. Rowe Price New Horizons Fund, Inc., T. Rowe Price Real Estate Fund, Inc., T. Rowe Price Science and Technology Fund, Inc., T. Rowe Price Small-Cap Stock Fund, Inc., T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price Value Fund, Inc., and Mid Cap Equity Growth Fund (one of the funds comprising Institutional Equity Funds, Inc.) which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 7, 2000